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                                                                    EXHIBIT 99.1



For Immediate Release



               PLANET POLYMER COMPLETES SALE OF DELTCO SUBSIDIARY


San Diego, CA - January 10, 2000 - Planet Polymer Technologies, Inc., (NASDAQ:
POLY), a specialty chemical company has finalized the sale of Deltco of Wisconsin, Inc. to the management of the wholly owned subsidiary. Deltco is a manufacturer and reprocessor of thermoplastic scrap resins.

The proceeds of approximately $1 million will be used to expand the agricultural and industrial manufacturing business units of Planet Polymer.

Planet Polymer Technologies, Inc. is a specialty chemical company that develops and licenses unique hydro-soluble polymer and biodegradable materials with broad applications in the fields of agriculture and industrial manufacturing.

Except for the historical information contained herein, this news release contains forward-looking statements which involve risks and uncertainties, including the risk of acceptance and pricing of new products and general economic conditions as they affect Planet's customers, as well as other risks detailed from time to time in Planet Polymer's SEC reports, including the report on Form 10-KSB for the year ended December, 1998.




Contact:       David Mandy                   Joyce Fox
               Otis / Mandy                  Planet Polymer Technologies, Inc.
               (212) 348-1969                (858) 566-4206